UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS

On April 21, 2005, the Board of Directors (the “Board”) of DreamWorks Animation SKG, Inc. (the “Company”) acted by unanimous written consent to increase the size of the Board from eight (8) members to nine (9) members and to elect Margaret C. Whitman to serve as a member of the Board until her successor has been duly elected and qualified. Ms. Whitman’s election was recommended by the Nominating and Corporate Governance Committee.

Ms. Whitman has not yet been named to a committee of the Board.

There is no arrangement or understanding between Ms. Whitman and any other person pursuant to which she was selected to become a member of the Board, nor are there any transactions between the Company and Ms. Whitman that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Ms. Whitman as a member of the Board is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. on April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: April 21, 2005	By:	/s/ KATHERINE KENDRICK
Katherine Kendrick, Esq.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by DreamWorks Animation SKG, Inc. on April 21, 2005.